UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2019

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

38505 Woodward Avenue,	Suite 200,	Bloomfield Hills,	48304
Michigan
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.01 par value	TRS	The NASDAQ Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2019, TriMas Company LLC, a Delaware limited liability company and wholly-owned subsidiary of TriMas Corporation (the “Company”), and two wholly-owned subsidiaries of an investment fund sponsored by First Reserve, LGC US Holdings, LLC, a Delaware limited liability company, and LGC US Finco, LLC, a Delaware limited liability company (the “Buyers”), entered into an Asset and Stock Purchase Agreement, dated as of November 1, 2019 (the “Purchase Agreement”), pursuant to which the Company will sell substantially all of the assets of, and equity interests held by, TriMas Corporation’s Lamons business (the “Lamons Business”) to the Buyers (the “Transaction”).
Under the terms of the Purchase Agreement, the Company will sell to the Buyers substantially all of the assets of, and equity interests held by, the Lamons Business for an aggregate purchase price of $135 million in cash at closing. The purchase price is subject to customary working capital and purchase price adjustments. The Company will retain certain liabilities associated with the Lamons Business, including certain liabilities with respect to environmental and employee benefit matters. The Transaction, which is expected to close in the first quarter of 2019, is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. In connection with the Transaction, TriMas Corporation has agreed to guarantee full and prompt payment and performance of all obligations of the Company under the Purchase Agreement. Contemporaneously with the execution of the Purchase Agreement, First Reserve Fund XIV, L.P., a Cayman Islands exempted limited partnership (the “Buyer Guarantor”), entered into a Limited Guarantee for the benefit of the Company, pursuant to which the Buyer Guarantor has guaranteed full and prompt payment and performance of certain amounts and obligations of the Buyers under the Purchase Agreement. The Purchase Agreement contains other provisions, covenants, representations and warranties made by the Company and the Buyers that are typical in transactions of this size, type and complexity.

Item 2.02 Results of Operations and Financial Condition.

TriMas Corporation issued a press release on November 4, 2019, reporting its financial results for the third quarter ending September 30, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is also available on the Corporation's website at www.trimascorp.com.

The information presented in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of TriMas Corporation under the Securities Act of 1933 (the "Securities Act") or the Exchange Act.

Item 7.01 Regulation FD.

On November 4, 2019, TriMas Corporation issued a press release announcing entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.  The press release is also available on TriMas Corporation's website at www.trimascorp.com.

The information furnished pursuant to Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of TriMas Corporation under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release, dated November 4, 2019, reporting financial results for the quarter ending September 30, 2019.
99.2	Press Release, dated November 4, 2019, announcing entry into the Purchase Agreement.
104	Cover Page Interactive File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	November 4, 2019	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Senior Vice President, General Counsel and Secretary